UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2007, Outdoor Channel Holdings, Inc. (the “Company”) and Gold Prospectors’ Association of America, Inc., the Company’s wholly-owned subsidiary (“Parent GPAA”), entered into an arms-length Purchase Agreement (the “Agreement”) with The Gold Business, LLC (the “Buyer”), a limited liability company owned and controlled by Thomas H. Massie, a director of the Company and beneficial owner of more than 5% of the Company’s common stock.  Pursuant to the terms of the Agreement, the Company and Parent GPAA sold two subsidiaries of the Company, LDMA-AU, Inc., a Nevada corporation (“LDMA”) and Gold Prospectors’ Association of America, LLC, a California limited liability company (“GPAA”), to Buyer (the “Transaction”).  In the Transaction, the Company received an aggregate consideration of approximately $3.6 million cash which represents the net book value of GPAA and LDMA including approximately $2.4 million of cash.

Contemporaneous with the Agreement, the Company and the Buyer entered into a Transition Services Agreement whereby the Company agreed to provide certain human resources, accounting and information technology services to the Buyer for a period of up to three (3) months from the date of the Agreement.

Also contemporaneous with the Agreement, the Company and the Buyer entered into a Program Licensing Agreement whereby the Company agreed to sell certain programming airtime slots to Buyer for two years.

Finally, in connection with the Transaction the Company amended its current lease with Musk Ox Properties, L.P. dated January 1, 2006 (the “Lease”). Under the terms of the Lease, the Company agreed to lease approximately 32,777 square feet comprising the entire building located at 43445 Business Park Drive, Temecula, California. The First Amendment to Lease dated April 24, 2007, reduces the space used by the Company to 19,114 square feet resulting in a prorata reduction of the monthly rental rate to be paid by the Company.

On April 25, 2007, Outdoor Channel Holdings, Inc. issued a press release announcing the Transaction.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 1.02.         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the Transaction, the Company terminated an Agreement between the Company and The Outdoor Channel, Inc., the Company’s wholly-owned subsidiary (“TOC”) dated January 21, 1998 (the “Air Time Agreement”).  Under the terms of the Air Time Agreement, TOC had agreed to sell to the Company programming airtime with such agreement being automatically renewable until December 28, 2012.  The Company had previously used such airtime primarily for the airing of its programming relating to LDMA and GPAA.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ THOMAS E. HORNISH
Thomas E. Hornish Chief Operating Officer and General Counsel

Date:  April 25, 2007